Cornerstone OnDemand Announces First Quarter 2019 Financial Results

SANTA MONICA, Calif. – May 7, 2019 – Human capital management software provider Cornerstone OnDemand, Inc. (NASDAQ: CSOD) today announced results1 for its first quarter ended March 31, 2019. The Company has provided a quarterly shareholder letter on its Investor Relations website at http://investors.cornerstoneondemand.com.

“We are off to a great start for 2019, continuing the momentum that we saw during 2018,” said Adam Miller, founder and CEO of Cornerstone. “With the skills divide making news almost every week, learning and development directors are embracing solutions like ours.  The injection of our emerging content business into our massive installed base of more than 40 million users, is enabling us to truly differentiate.”
Adoption of the New Lease Standard - ASC 842:
The Company adopted the new lease accounting standard Accounting Standards Codification (“ASC”) 842 effective January 1, 2019 on a modified retrospective basis. Financial results for reporting periods during 2019 are presented in compliance with the new lease standard. Historical financial results for reporting periods prior to 2019 are presented in conformity with amounts previously disclosed under the prior lease accounting standard. The new lease accounting standard does not result in any change to future operating expenses or cash flows.
First Quarter 2019 Results:

•
Revenue for the first quarter of 2019 was $140.1 million compared to a guided range of $134.5 million to $136.5 million. This represents a 5.3% increase compared to the same period of the prior year. Revenue growth on a constant currency basis was 7.3%.

•
Subscription revenue for the first quarter of 2019 was $131.3 million compared to a guided range of $127.5 million to $129.5 million. This represents a 16% increase compared to the same period of the prior year. Subscription revenue growth on a constant currency basis was 18.2%.

•	Operating income for the first quarter of 2019 was $1.2 million, yielding a margin of 0.9%, compared to $(8.8) million and margin of (6.6)% in the same period of the prior year.

•	Non-GAAP operating income for the first quarter of 2019 was $19.6 million, yielding a margin of 14%, compared to $12.9 million and margin of 9.7% in the same period of the prior year.

•
Net loss for the first quarter of 2019 was $(3.5) million, or a $(0.06) diluted net loss per share, compared to $(16.2) million and $(0.28) diluted net loss per share in the same period of the prior year.

•
Non-GAAP net income for the first quarter of 2019 was $15.9 million, or a $0.25 diluted net income per share, compared to $9.0 million and $0.14 diluted net loss per share in the same period of the prior year.

•	Operating cash flow for the first quarter of 2019 was $7.3 million, yielding a margin of 5.2%, compared to $(4.6) million, yielding a margin of (3.4)%, in the same period of the prior year.

•	Unlevered free cash flow for the first quarter of 2019 was $4.3 million, yielding a margin of 3.1%, compared to $(10.2) million, yielding a margin of (7.6)%, in the same period of the prior year.

“During Q1, we continued to expand our operating margins while investing in our key priorities,” said Brian Swartz, CFO of Cornerstone. “As we look out to the balance of 2019, we are encouraged by the opportunities we see ahead and are raising our financial guidance accordingly.”

Recent Highlights:

•	The Company helps the Ventura County Fire Department serve its community through online learning and performance management.

•	The Company launched a 14-day free trial for small businesses to try PiiQ Learning by Cornerstone.

•	The Company was recognized by TrustRadius with four 2019 Top Rated Awards in the categories of Corporate Learning Management and Talent Management Software.

•	The Company was named to the Constellation ShortList™ for Talent Management Suites.

•
The Company and its CEO Adam Miller, announced the 5 for 20 Challenge, a program challenging companies to dedicate 5 percent of their employees’ time to learning, which will deliver improved employee retention.

•	The Company received the 2019 Talented Learning Award for Best Corporate Extended Enterprise Learning System.

•	The Company hired Trish Coughlin as its first Chief Accounting Officer. She brings more than 25 years of experience in finance and operations to the Company and will lead its new hub in Utah.

Financial Outlook:
The following outlook is based on information available as of the date of this press release and is subject to change in the future.
For the second quarter ending June 30, 2019, the Company provides the following outlook:

•	Revenue between $137 million and $140 million, representing year-over-year growth at the mid-point of 4.5%[2], or 6%[3] on a constant currency basis.

•	Subscription revenue between $131 million and $133 million, representing year-over-year growth at the mid-point of 15%[2], or 16%[3] on a constant currency basis.
For the year ending December 31, 2019, the Company provides the following outlook:

•	Revenue between $562 million and $570 million, representing year-over-year growth at the mid-point of 5%[4,6], or 6%[5] on a constant currency basis.

•	Subscription revenue between $537 million and $545 million, representing year-over-year growth at the mid-point of 14.5%[4,6], or 15%[5] on a constant currency basis.

•	Annual recurring revenue as of December 31, 2019 between $578 million and $590 million, representing year-over-year growth at the mid-point of 15%,[4,6] or 15%[4,6] on a constant currency basis.

•	Non-GAAP operating income between $78 million and $85 million. Assuming the midpoint of the revenue range, this represents a non-GAAP operating margin of 14.5%.

•	Unlevered free cash flow between $84 million and $92 million. Assuming the midpoint of the revenue range, this represents an unlevered free cash flow margin of 15.5%.
The Company has not reconciled the guidance for non-GAAP operating income or non-GAAP operating income margin to the corresponding GAAP measures because it does not provide guidance for such GAAP measures and would not be able to present the reconciling items between such GAAP and non-GAAP measures without unreasonable efforts. For non-GAAP operating income and non-GAAP operating margin, the Company excludes stock-based compensation expense, which is impacted by the number of shares issued and the market price, which are both uncertain. The actual amount of stock-based compensation expense in the second quarter ending June 30, 2019 will have a significant impact on the Company’s GAAP operating margin.

1
Financial measures presented on a constant currency basis, non-GAAP operating income, non-GAAP operating income margin, non-GAAP net income, non-GAAP diluted net income per share, unlevered free cash flow and unlevered free cash flow margin are non-GAAP financial measures. Please see the discussion in the section titled “Non-GAAP Financial Measures” and the reconciliations at the end of this press release.

In order to translate the financial outlook for entities reporting in GBP to USD and EUR to USD, the following exchange rates have been applied:
2	Exchange rate applied to revenue for the second quarter of 2019	$1.32 USD per GBP
3	Exchange rate from the second quarter of 2018 applied to calculate revenue growth for the second quarter of 2019 on a constant currency basis	$1.36 USD per GBP
4	Exchange rate applied to revenue and annual recurring revenue for fiscal 2019	$1.32 USD per GBP
5	Average exchange rate from fiscal 2018 applied to calculate revenue growth for fiscal 2019 on a constant currency basis	$1.33 USD per GBP
6	Exchange rate applied to revenue and annual recurring revenue for fiscal 2019	$1.12 USD per EUR

Quarterly Conference Call
Cornerstone will host a conference call to discuss its first quarter 2019 results at 2:00 p.m. PT (5:00 p.m. ET) today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the Company’s Investor Relations website at http://investors.cornerstoneondemand.com. The live call can be accessed by dialing (877) 445-4619 (U.S.) or (484) 653-6763 (outside the U.S.) and referencing passcode: 3438807. A replay of the call will also be available at http://investors.cornerstoneondemand.com/investors/news-and-events/events/default.aspx or via telephone until 11:59 p.m. PT (2:59 p.m. ET) on May 10, 2019 by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (outside the U.S.), and referencing passcode: 3438807.
About Cornerstone
Cornerstone was founded with a passion for empowering people through learning and a conviction that people should be your organization’s greatest competitive advantage. Cornerstone is a global human capital management leader with a core belief that companies thrive when they help their employees to realize their potential. Putting this belief into practice, Cornerstone offers solutions to help companies strategically manage and continuously develop their talent throughout the entire employee lifecycle. Featuring comprehensive recruiting, personalized learning, development-driven performance management, and holistic HR planning, Cornerstone’s human capital management platform is successfully used by more than 3,500 global clients of all sizes, spanning over 190 countries and over 40 languages.
Learn more at www.cornerstoneondemand.com.
Note: Cornerstone® and Cornerstone OnDemand® are registered trademarks of Cornerstone OnDemand, Inc.
Forward-looking Statements
This press release and the quarterly conference call referenced above contain forward-looking statements, including, but not limited to, statements regarding the expected performance of our business, our future financial and operating performance, including our GAAP and non-GAAP guidance, our strategy, long-term growth and overall future prospects, the demand for our offerings, our competitive position, our expectations regarding certain financial measures, including subscription revenue, capital expenditures and unlevered free cash flow, and general business conditions. Any forward-looking statements contained in this press release or the quarterly conference call are based upon our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, our ability to attract new clients; the extent to which clients renew their subscriptions for our solutions; the timing of when consulting services are delivered to new and existing clients by our services organization and implementation subcontractors; the complexity of deployments and product implementations, which can impact the timing of when revenue is recognized from new and existing clients; our shift to focusing on recurring revenue streams; our ability to compete as the learning and human capital management provider for organizations of all sizes; changes in the proportion of our client base that is comprised of enterprise or mid-sized organizations; our ability to manage our growth, including additional headcount and entry into new geographies; our ability to expand our enterprise and mid-market sales opportunities; our ability to maintain stable and consistent quota attainment rates; continued strong demand for learning and human capital management in the Americas, Europe, and Asia Pacific; the timing and success of efforts to increase operational efficiency and cost containment; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; the impact of foreign exchange rates; reductions in information technology spending; the success of our new product and service introductions; a disruption in our hosting network infrastructure; problems caused by security breaches; costs and reputational harm that could result from defects in our solutions; the success of our strategic relationships with third parties; the loss of any of our key employees and our ability to locate qualified replacements; failure to protect our intellectual property; acts of terrorism or other vandalism, war or natural disasters; changes in current tax or accounting rules; legal or political changes in local or foreign jurisdictions that decrease demand for, or restrict our ability to sell or provide, our products; and unanticipated costs or liabilities related to businesses that we acquire. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Non-GAAP Financial Measures and Other Key Metrics
To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has provided in this press release and the quarterly conference call held on the date hereof certain non-GAAP financial measures and other key metrics. These non-GAAP financial measures and other key metrics include:

(i)	non-GAAP cost of revenue, which is defined as cost of revenue less amortization of intangible assets and stock-based compensation,

(ii)	annual recurring revenue, which is defined as the annualized recurring value of all active contracts at the end of a reporting period,

(iii)	unlevered free cash flow, which is defined as net cash provided by operating activities minus capital expenditures and capitalized software costs plus cash paid for interest,

(iv)	unlevered free cash flow margin, which is defined as unlevered free cash flow divided by revenue,

(v)
non-GAAP net income and non-GAAP basic and diluted net income per share, which exclude, for the periods in which they are presented, stock-based compensation, amortization of intangible assets, accretion of debt discount and amortization of debt issuance costs, restructuring costs, acquisition costs and excludes the impacts of unamortized stock-based compensation expense in applying the treasury method for determining the non-GAAP weighted average number of dilutive shares outstanding,

(vi)	non-GAAP gross profit and non-GAAP gross margin, which exclude stock-based compensation and amortization of intangible assets reflected in cost of revenue,

(vii)	non-GAAP operating income and non-GAAP operating income margin, which exclude stock-based compensation, amortization of intangible assets, restructuring costs and acquisition costs,

(viii)	non-GAAP operating expenses, which exclude stock-based compensation, amortization of intangible assets, restructuring costs and acquisition costs, and

(ix)
non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense, each of which excludes stock-based compensation attributable to the corresponding GAAP financial measures.

The Company’s management uses these non-GAAP financial measures and other key metrics internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating the Company’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures and other key metrics to help investors understand the operational performance of their businesses. In addition, the Company believes that the following non-GAAP adjustments are useful to management and investors for the following reasons:

•
Stock-based compensation. The Company excludes stock-based compensation expense because it is non-cash in nature, and management believes that its exclusion provides additional insight into the Company’s operational performance and also provides a useful comparison of the Company’s operating results to prior periods and its peer companies. Additionally, determining the fair value of certain stock-based awards involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of such awards.

•
Amortization of intangible assets. The Company excludes amortization of acquired intangible assets because the expense is a non-cash item and management believes that its exclusion provides meaningful supplemental information regarding the Company’s operational performance and allows for a useful comparison of its operating results to prior periods and its peer companies.

•
Accretion of debt discount and amortization of debt issuance costs. For GAAP purposes, the Company is required to recognize the effective interest expense on its senior convertible notes and amortize the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense and the amortization expense of issuance costs are excluded from management’s assessment of the Company’s operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. In addition, the exclusion of these items provides a useful comparison of the Company’s operating results to prior periods and its peer companies.

•
Restructuring. The Company excludes costs related to restructuring because the expense is not indicative of its continuing operations and believes that the exclusion of these costs provides investors with a supplemental view of the Company’s operational performance.

•
Acquisition costs. The Company excludes costs related to acquisitions because the expense is not indicative of its continuing operations and believes that the exclusion of these costs provides investors with a supplemental view of the Company’s operational performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies. For prior periods, reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures have been provided in the tables included as part of this press release.

Cornerstone OnDemand, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31, 2019	December 31, 2018
Assets
Cash and cash equivalents	$357,015	$183,596
Short-term investments	34,950	204,732
Accounts receivable, net	92,645	125,300
Deferred commissions, current	16,013	24,467
Prepaid expenses and other current assets	33,802	34,940
Total current assets	534,425	573,035

Capitalized software development costs, net	45,766	45,416
Property and equipment, net	33,081	77,254
Operating right-of-use assets	82,984	—
Deferred commissions, non-current	58,755	45,444
Long-term investments	750	1,250
Intangible assets, net	12,581	13,867
Goodwill	47,453	47,453
Other assets, net	2,920	3,437
Total Assets	$818,715	$807,156

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable	$9,156	$11,921
Accrued expenses	46,353	68,331
Deferred revenue, current	290,993	312,526
Operating lease liabilities, current	9,274	—
Other liabilities	6,269	7,645
Total current liabilities	362,045	400,423

Convertible notes, net	289,994	288,967
Operating lease liabilities, non-current	78,930	—
Other liabilities, non-current	305	2,484
Deferred revenue, non-current	11,876	13,275
Facility financing obligation	—	46,100
Total liabilities	743,150	751,249
Commitments and contingencies (Note 12)
Stockholders’ Equity:
Common stock	6	6
Additional paid-in capital	608,168	585,387
Accumulated deficit	(533,426)	(529,962)
Accumulated other comprehensive income	817	476
Total stockholders’ equity	75,565	55,907
Total Liabilities and Stockholders’ Equity	$818,715	$807,156

Cornerstone OnDemand, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2019	2018
Revenue	$140,117	$133,113
Cost of revenue [1,2]	33,695	37,020
Gross profit	106,422	96,093
Operating expenses:
Sales and marketing [1]	54,505	59,245
Research and development [1]	27,746	15,984
General and administrative [1]	22,940	21,985
Restructuring [1]	—	7,725
Total operating expenses	105,191	104,939
Income (loss) from operations	1,231	(8,846)
Other income (expense):
Interest income	1,990	1,819
Interest expense	(5,366)	(8,700)
Other, net	(597)	44
Other income (expense), net	(3,973)	(6,837)
Loss before income tax provision	(2,742)	(15,683)
Income tax provision	(722)	(533)
Net loss	$(3,464)	$(16,216)
Net loss per share, basic and diluted	$(0.06)	$(0.28)
Weighted average common shares outstanding, basic and diluted	59,141	57,425

1	Includes stock-based compensation as follows:

	Three Months Ended
	March 31,
	2019	2018
Cost of revenue	$1,136	$1,002
Sales and marketing	6,047	6,246
Research and development	4,196	2,308
General and administrative	5,666	4,487
Restructuring	—	5,436
Total	$17,045	$19,479

2	Cost of revenue includes amortization of intangible assets as follows:

	Three Months Ended
	March 31,
	2019	2018
Cost of revenue	$1,286	$—

Cornerstone OnDemand, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(3,464)	$(16,216)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	10,858	7,831
Accretion of debt discount and amortization of debt issuance costs	1,027	3,426
Purchased investment premium, net of amortization	(216)	(81)
Net foreign currency (gain) loss	294	(356)
Stock-based compensation expense	17,045	19,479
Changes in operating assets and liabilities:
Accounts receivable	32,955	41,888
Deferred commissions	(4,274)	(528)
Prepaid expenses and other assets	3,641	(8,841)
Accounts payable	(2,781)	(7,605)
Accrued expenses	(23,287)	(15,059)
Deferred revenue	(23,959)	(23,751)
Other liabilities	(545)	(4,767)
Net cash provided by (used in) operating activities	$7,294	$(4,580)
Cash flows from investing activities:
Maturities of investments	170,679	40,677
Capital expenditures	(4,243)	(2,559)
Capitalized software costs	(7,399)	(6,039)
Net cash provided by investing activities	$159,037	$32,079
Cash flows from financing activities:
Proceeds from convertible notes and payments of debt issuance costs	—	(152)
Proceeds from employee stock plans	6,840	6,765
Repurchases of common stock	—	(14,700)
Net cash provided by (used in) financing activities	$6,840	$(8,087)
Effect of exchange rate changes on cash and cash equivalents	248	357
Net increase in cash and cash equivalents	173,419	19,769
Cash and cash equivalents at beginning of period	183,596	393,576
Cash and cash equivalents at end of period	$357,015	$413,345
Supplemental cash flow information:
Cash paid for interest	$8,685	$3,000
Cash paid for income taxes	390	452
Proceeds from employee stock plans received in advance of stock issuance	1,856	1,616
Cash paid for operating leases	2,601	—
Right-of-use assets obtained in exchange for lease obligations	86,120	—
Non-cash investing and financing activities:
Assets acquired under capital leases and other financing arrangements	$485	$—
Capitalized assets financed by accounts payable and accrued expenses	1,789	5,201
Capitalized stock-based compensation	752	1,253
Unsettled share repurchase in other liabilities	—	1,325

Cornerstone OnDemand, Inc.
RECONCILIATIONS OF COST OF REVENUE TO NON-GAAP COST OF REVENUE, GROSS PROFIT AND GROSS MARGIN TO NON-GAAP GROSS PROFIT AND NON-GAAP GROSS MARGIN, LOSS FROM OPERATIONS TO NON-GAAP OPERATING INCOME AND OPERATING MARGIN TO NON-GAAP OPERATING INCOME MARGIN
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2019	2018
Reconciliation of cost of revenue, gross profit and gross margin:
Revenue	$140,117	$133,113
Cost of revenue	33,695	37,020
Gross profit	$106,422	$96,093
Gross margin	76.0%	72.2%

Cost of revenue	$33,695	$37,020
Adjustments to cost of revenue:
Stock-based compensation	(1,136)	(1,002)
Amortization of intangible assets	(1,286)	—
Total adjustments to cost of revenue	(2,422)	(1,002)
Non-GAAP costs of revenue	31,273	36,018
Non-GAAP gross profit	$108,844	$97,095
Non-GAAP gross margin	77.7%	72.9%

Reconciliation of operating loss and operating income margin:
Loss from operations	$1,231	$(8,846)
Operating margin	0.9%	(6.6)%
Adjustments to loss from operations:
Stock-based compensation	17,045	14,043
Amortization of intangible assets	1,286	—
Restructuring	—	7,725
Total adjustments to income (loss) from operations	18,331	21,768
Non-GAAP operating income	$19,562	$12,922
Non-GAAP operating income margin	14.0%	9.7%

Cornerstone OnDemand, Inc.
RECONCILIATIONS OF NET LOSS TO NON-GAAP NET INCOME AND NON-GAAP NET INCOME PER SHARE
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2019	2018
Net loss	$(3,464)	$(16,216)
Adjustments to net loss
Stock-based compensation	17,045	14,043
Amortization of intangible assets	1,286	—
Accretion of debt discount and amortization of debt issuance costs[1]	1,026	3,426
Restructuring	—	7,725
Total adjustments to net loss	19,357	25,194
Non-GAAP net income	$15,893	$8,978
Non-GAAP basic net income per share	$0.27	$0.16
Non-GAAP diluted net income per share	$0.25	$0.14
Weighted-average common shares outstanding, basic	59,141	57,425
Non-GAAP weighted-average common shares outstanding, diluted	64,750	62,476

1
Debt discount accretion and debt issuance cost amortization has been recorded in connection with our issuance of $253.0 million in convertible notes on June 17, 2013 and $300.0 million in convertible notes on December 8, 2017. These expenses represent non-cash charges that have been recorded in accordance with the authoritative accounting literature for such transactions.

Cornerstone OnDemand, Inc.
RECONCILIATION OF NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES TO UNLEVERED FREE CASH FLOW AND UNLEVERED FREE CASH FLOW MARGIN
(A Non-GAAP Financial Measure)
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2019	2018
Reconciliation of unlevered free cash flow:
Net cash provided by (used in) operating activities	$7,294	$(4,580)
Capital expenditures	(4,243)	(2,559)
Capitalized software costs	(7,399)	(6,039)
Cash paid for interest	8,685	3,000
Unlevered free cash flow	$4,337	$(10,178)
Unlevered free cash flow margin	3.1%	(7.6)%

Cornerstone OnDemand, Inc.
TRENDED OPERATIONAL & FINANCIAL HIGHLIGHTS
(unaudited)

The following metrics are intended as a supplement to the financial statements found in this press release and other information furnished or filed with the SEC. In the event of discrepancies between amounts in these tables and the Company’s historical disclosures or financial statements, readers should rely on the Company’s filings with the SEC and financial statements in the Company’s most recent earnings press release.
The Company intends to periodically review and refine the definition, methodology and appropriateness of each of these supplemental metrics. As a result, metrics are subject to removal and/or change, and such changes could be material.

	FY 2018				FY 2019	Full Year
	Q1'18	Q2'18	Q3'18	Q4'18	Q1'19	FY16	FY17	FY18
SELECTED METRICS:
Number of clients [1]	3,280	3,363	3,428	3,535	3,567	2,918	3,250	3,535
% y/y	9.4%	9.3%	9.0%	8.8%	8.8%	12.4%	11.4%	8.8%
% q/q	0.9%	2.5%	1.9%	3.1%	0.9%	n/a	n/a	n/a
Number of employees	1,829	1,851	1,892	1,953	2,017	1,823	1,891	1,953
% y/y	(1.6)%	(4.2)%	(3.5)%	3.3%	10.3%	10.8%	3.7%	3.3%
% q/q	(3.3)%	1.2%	2.2%	3.2%	3.3%	n/a	n/a	n/a
Annual dollar retention rate	n/a	n/a	n/a	n/a	n/a	95.1%	93.5%	92.8%
Annual recurring revenue (in thousands)	n/a	n/a	n/a	n/a	n/a	n/a	439,000	510,000
Unlevered free cash flow (in thousands)	(10,178)	7,900	32,067	33,681	4.337	16,411	43,680	63,471
Unlevered free cash flow margin	(7.6)%	6.0%	23.9%	24.4%	3.1%	3.9%	9.1%	11.8%
FINANCIAL DATA - ASC 606 (in thousands, except percentages):
Revenue	133,113	132,517	134,014	138,247	140,117	—	—	537,891
Subscription revenue	113,134	114,771	118,844	126,303	131,256	—	—	473,052
Subscription revenue % of total revenue	85.0%	86.6%	88.7%	91.4%	93.7%	—	—	87.9%
(Loss) income from operations	(8,846)	(3,095)	1,574	2,598	1,231	—	—	(7,769)
MARGIN DATA - ASC 606:
Gross margin	72.2%	72.6%	73.0%	74.8%	76.0%	—	—	73.2%
Sales and marketing % of revenue	44.5%	45.1%	39.7%	37.9%	38.9%	—	—	41.8%
Research and development % of revenue	12.0%	12.3%	14.7%	18.1%	19.8%	—	—	14.3%
General and administrative % of revenue	16.5%	16.7%	17.3%	17.0%	16.4%	—	—	16.9%
Restructuring % of revenue	5.8%	0.8%	0.2%	—%	—%	—	—	1.7%
Operating margin	(6.6)%	(2.3)%	1.2%	1.9%	0.9%	—	—	(1.4)%
NON-GAAP MARGIN DATA - ASC 606:
Non-GAAP gross margin	72.9%	73.3%	74.0%	76.1%	77.7%	—	—	74.1%
Non-GAAP sales and marketing % of revenue	39.8%	40.2%	35.3%	33.7%	34.6%	—	—	37.2%
Non-GAAP research and development % of revenue	10.3%	10.5%	12.3%	15.3%	16.8%	—	—	12.1%
Non-GAAP general and administrative % of revenue	13.1%	12.7%	13.1%	13.0%	12.3%	—	—	13.0%
Non-GAAP operating margin	9.7%	10.0%	13.3%	14.1%	14.0%	—	—	11.8%
Non-GAAP research and development plus capitalized software % of revenue	14.8%	15.2%	17.3%	20.0%	22.1%	—	—	19.1%
FOREIGN EXCHANGE RATES:
GBP to USD average period rate	1.39	1.36	1.30	1.29	1.30	1.36	1.29	1.34
GBP to USD end of period spot rate	1.40	1.32	1.30	1.27	1.30	1.23	1.35	1.27
EUR to USD average period rate	1.23	1.19	1.16	1.14	1.14	n/a	1.14	1.18
EUR to USD end of period spot rate	1.23	1.17	1.16	1.14	1.12	n/a	1.20	1.14

1	Includes contracted clients of our enterprise human capital management platform and excludes clients and users of Cornerstone for Salesforce, PiiQ, Workpop Inc. and Grovo Learning, Inc.

Investor Relations Contact:
Jason Gold
Phone: +1 (310) 526-2531
jgold@csod.com

Media Contact:
Deaira Irons
Phone: +1 (310) 752-0164
dirons@csod.com